                                                                       Exhibit 5

                   [Letterhead of Morgan, Lewis & Bockius LLP]

                                October 31, 2003


Marshall Edwards, Inc.
140 Wicks Road
North Ryde NSW  2113
Australia

            Re: Issuance of 2,300,000 Common Stock Units pursuant to Registration Statement on Form S-1

Ladies and Gentlemen:

      We have acted as counsel to Marshall Edwards, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement (the "Registration Statement") on Form S-1 (Reg. No. 333-109129) relating to the proposed public offering by the Company of an aggregate of 2,300,000 common stock units ("Units") (including up to 300,000 Units subject to an over-allotment option), each Unit consisting of one share of the Company's common stock, par value $0.00000002 per share ("Common Stock") and one warrant to purchase a share of Common Stock ("Warrant").

      In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Restated Certificate of Incorporation of the Company, (b) the Amended and Restated By-Laws of the Company and (c) such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

      Based on the foregoing, we are of the following opinion:

            1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of Delaware.

            2. The Units, the shares of Common Stock, the Warrants and the shares of Common Stock issuable upon the exercise of the Warrants offered pursuant to the Registration Statement have been duly authorized by the Company and the Units, the shares of Common Stock, the Warrants and the shares of Common Stock issuable upon the exercise of the Warrants, when issued, fully paid for and delivered, as contemplated by the

Marshall Edwards, Inc.
October 31, 2003
Page 2

                  Registration Statement, will be duly and validly issued and fully paid and non-assessable.

      We render the foregoing opinion as members of the Bar of the State of New York and express no opinion as to any law other than the General Corporation Law of the State of Delaware (the "DGCL"), the applicable provisions of the Delaware Constitution and the reported decisions interpreting the DGCL and the applicable provisions of the Delaware Constitution.

      We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.

                                          Very truly yours,


                                          /s/ Morgan Lewis & Bockius LLP